UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 3, 2011

Matter of Time I Co.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54049	27-2564032
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

23 Corporate Plaza, Suite 150 Newport Beach, California 92660
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (877) 449-8842.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant

On September 1, 2011, Mark E. Crone, Bosch Equities, L.P. (collectively, the “Sellers”), shareholders of Matter of Time I Co., a Nevada corporation (the “Company”), and Green Automotive Company Corporation, a Delaware corporation (the “Purchaser” or “GACR”) entered into a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which the Sellers agreed to sell to the Purchaser, and the Purchaser agreed (a) to purchase from the Sellers an aggregate of 200,000 shares of common stock, par value $.001 per share (the “Shares”), which Shares represent 100% of the issued and outstanding shares of Common Stock for an aggregate purchase price of $24,000, and (b) to pay to The Crone Law Group, an affiliate of Mark E. Crone, $6,000 in full repayment of the 10% promissory note in the principal amount of $6,000 previously issued by the Company (the “Note”). GACR used its working capital to purchase the Shares and repay the Note. The closing (the “Closing”) that took place on October 3, 2011 resulted in the change of control of the Company. Immediately after the Closing, the Company became a wholly-owned subsidiary of GACR.

Form 10 Disclosure

Previously reported on Form 10-K filed with the U.S. Securities and Exchange Commission on March 31, 2011.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the Closing, (i) Mr. Crone resigned as the Chief Executive Officer, President, Secretary, and Treasurer and as the sole director of the Company, and (ii) Mr. Fred Luke was appointed as the Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer, and as the sole director of the Company.

Fred Luke, 64, has been the President and Director of Green Automotive Company Corporation since January 11, 2011.  Mr. Luke has over forty (40) years of experience in providing operational and financial consulting services through Global Market Advisors Inc., an advisory firm whose predecessor was founded by Mr. Luke in 1970.  Mr. Luke has assisted companies with entity formation and business planning, multi-national mergers and acquisitions, reverse mergers, corporate finance, debt restructuring (workouts, settlements and debt-equity swaps), and arranging debt and equity financing.

Since 1970 Mr. Luke has provided consulting and management services, and served as a Director, Chairman, Chief Accounting Officer, President and CEO of over 100 public companies and an estimated 150 private companies and partnerships. Mr. Luke has worked in Asia, Europe, Canada, and North Africa, and his  clients have been active in various business segments, domestic banking, the creation of domestic and foreign tax shelters, telecommunications, commercial airlines, real estate, domestic film financing, clothing and food manufacturing, casino gaming and hotel operations, oil & gas exploration, oil & gas transportation and refining, alternative energy, equipment leasing, Network (Multi-level) Marketing, and international finance.

Mr. Luke received a Bachelor of Arts Degree in Mathematics and Philosophy from California State University, San Jose.

The compensation of Mr. Luke has not yet been determined by the board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2011

Matter of Time I Co.

By:	/s/ Fred Luke
Fred Luke
Chief Executive Officer